FOR IMMEDIATE RELEASE

XCEL BRANDS, INC. ANNOUNCES
FIRST QUARTER 2019 RESULTS

• First Quarter Total Revenues of $10.3 Million, up 18% from the Prior Year Quarter
• GAAP Net Income of $0.13 million, Diluted EPS of $0.01 and non-GAAP Diluted EPS of $0.08
• On February 11, 2019 Xcel Acquired the Halston and Halston Heritage Trademarks

NEW YORK, NY (May 14, 2019) – Xcel Brands, Inc. (NASDAQ: XELB) (“Xcel” or the “Company”), a media and consumer products company, today announced its financial results for the first quarter ended March 31, 2019.

Robert W. D'Loren, Chairman and Chief Executive Officer of Xcel commented, “We are pleased with the growth in our top line revenue and continued improvements in our products and assortments. Although our bottom-line results are slightly down from last year’s first quarter, we exceeded our expectations and are optimistic that we will continue to grow our business”.

First Quarter 2019 Financial Results

Total revenue increased to $10.3 million, a net increase of $1.5 million, or 18% over the prior year quarter, primarily driven by sales from the apparel and jewelry wholesale and e-commerce operations. Net revenue decreased $0.1 million to $8.5 million from $8.6 million in the prior year quarter.

GAAP net income was approximately $0.13 million, or $0.01, per diluted share, compared with a GAAP net income of $0.5 million, or $0.03 per diluted share, for the prior year quarter. After adjusting for certain cash and non-cash items, non-GAAP net income for the quarters ended March 31, 2019 and March 31, 2018, was approximately $1.5 million, or $0.08 per diluted share and approximately $1.7 million, or $0.09 per diluted share, respectively. Adjusted EBITDA was approximately $2.0 million, compared to approximately $2.2 million in the prior year quarter.

See reconciliation tables below for non-GAAP metrics. These non-GAAP metrics may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to U.S. generally accepted accounting principles. Any financial measure other than those prepared in accordance with GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

The Company's balance sheet at March 31, 2019 remained strong, with stockholders' equity of approximately $100 million, cash and cash equivalents of approximately $7 million, and working capital, exclusive of contingent obligations payable with stock, of approximately $9 million. During the current quarter, the Company increased its term debt by approximately $5.0 million to approximately $22 million. The increase was attributable to $7.5 million in loan proceeds to fund a portion of the Halston and Halston Heritage trademark acquisition.

On February 12, 2019 Xcel acquired the Halston and Halston Heritage Trademarks. This transaction consolidates ownership of the Halston trademarks, as Xcel previously acquired the H by Halston and H Halston trademarks in December of 2014.

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018
PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Conference Call and Webcast
The Company will host a conference call with members of the executive management team to discuss these results with additional comments and details at 9:00 a.m. Eastern Time on Tuesday, March 14, 2019. A webcast of the conference call will be available live on the Investor Relations section of Xcel's website at www.xcelbrands.com. Interested parties unable to access the conference call via the webcast may dial 1-855-327-6837. A replay of the conference call will be available on the Company website for 30 days following the event and can be accessed at 844-512-2921 using replay pin number 10006432.

About Xcel Brands
Xcel Brands, Inc. (NASDAQ:XELB) is a media and consumer products company engaged in the design, production, marketing, and direct-to-consumer sales of branded apparel, footwear, accessories, jewelry, home goods and other consumer products, and the acquisition of dynamic consumer lifestyle brands. Xcel was founded by Robert W. D’Loren in 2011 with a vision to reimagine shopping, entertainment, and social as one. Xcel owns and manages the Isaac Mizrahi, Judith Ripka, Halston and C. Wonder brands, pioneering a ubiquitous sales strategy which includes the promotion and sale of products under its brands through interactive television, internet, brick-and-mortar retail, and e-commerce channels. Headquartered in New York City, Xcel Brands is led by an executive team with significant production, merchandising, design, marketing, retailing, and licensing experience, and a proven track record of success in elevating branded consumer products companies. With an experienced team of professionals focused on design, production, and digital marketing, Xcel maintains control of product quality and promotion across all of its product categories and distribution channels. Xcel differentiates by design. www.xcelbrands.com

Forward Looking Statements
This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including "anticipates," "believes," "can," "continue," "ongoing," "could," "estimates," "expects," "intends," "may," "appears," "suggests," "future," "likely," "goal," "plans," "potential," "projects," "predicts," "seeks," "should," "would," "guidance," "confident" or "will" or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding our anticipated revenue, expenses, profitability, strategic plans and capital needs. These statements are based on information available to us on the date hereof and our current expectations, estimates and projections and are not guarantees of future performance. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including, without limitation, the risks discussed in the "Risk Factors" section and elsewhere in the Company's Annual Report on form 10-K for the year ended December 31, 2018 and its other filings with the SEC, which may cause our or our industry's actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

For further information please contact:

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018
PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Andrew Berger
SM Berger & Company, Inc.
216-464-6400
andrew@smberger.com

Xcel Brands, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except share data)
	March 31, 2019	December 31, 2018
Assets
Current Assets:
Cash and cash equivalents	$6,802	$8,837
Accounts receivable, net	9,976	11,010
Inventory	1,417	1,988
Prepaid expenses and other current assets	1,749	2,040
Total current assets	19,944	23,875
Property and equipment, net	3,312	3,202
Operating lease right-of-use assets	8,354	—
Trademarks and other intangibles, net	119,004	108,989
Restricted cash	1,109	1,482
Other assets	594	511
Total non-current assets	132,373	114,184
Total Assets	$152,317	$138,059

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$3,888	$4,868
Accrued payroll	1,859	2,011
Deferred revenue	264	272
Current portion of accrued rent liability	—	690
Current portion of operating lease obligation	1,106	—
Current portion of long-term debt	4,000	5,325
Current portion of long-term debt, contingent obligations	2,850	2,950
Total current liabilities	13,967	16,116
Long-Term Liabilities:
Long-term portion of accrued rent liability	—	2,202
Long-term portion of operating lease obligation	9,861	—
Long-term debt, less current portion	18,637	11,300
Deferred tax liabilities, net	8,214	8,139
Other long-term liabilities	224	420
Total long-term liabilities	36,936	22,061
Total Liabilities	50,903	38,177

Commitments and Contingencies

Stockholders' Equity:
Preferred stock, $.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018
PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Common stock, $.001 par value, 50,000,000 shares authorized at March 31, 2019 and December 31, 2018, respectively, and 18,916,394 and 18,138,616 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	19	18
Paid-in capital	101,501	100,097
Accumulated deficit	(106)	(233)
Total Stockholders' Equity	101,414	99,882
Total Liabilities and Stockholders' Equity	$152,317	$138,059

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018
PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share data)

	For the Three Months Ended
	March 31,
	2019	2018
Revenues
Net licensing revenue	$7,863	$8,481
Sales	2,438	285
Total revenue	10,301	8,766
Cost of goods sold (sales)	1,832	180
Net revenues	8,469	8,586

Operating costs and expenses
Salaries, benefits and employment taxes	4,145	4,425
Other design and marketing costs	758	738
Other selling, general and administrative expenses	1,590	1,293
Stock-based compensation	347	507
Depreciation and amortization	948	411
Total operating costs and expenses	7,788	7,374

Operating income	681	1,212

Interest and finance expense
Interest expense - term debt	264	248
Other interest and finance charges	26	38
Loss on extinguishment of debt	189	—
Total interest and finance expense	479	286

Income before income taxes	202	926

Income tax provision	75	426

Net income	$127	$500

Basic net income per share:	$0.01	$0.03

Diluted net income per share:	$0.01	$0.03

Basic weighted average common shares outstanding	18,562,073	18,333,912
Diluted weighted average common shares outstanding	18,562,763	18,716,802

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018
PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	For the Three Months Ended March 31,
	2019	2018
Cash flows from operating activities
Net income	$127	$500
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	948	411
Amortization of deferred finance costs	34	44
Stock-based compensation	347	507
Amortization of note discount	16	10
Loss on extinguishment of debt	189	—
Deferred income tax provision	75	426
Changes in operating assets and liabilities:
Accounts receivable	1,035	(800)
Inventory	571	—
Prepaid expenses and other assets	(492)	(59)
Accounts payable, accrued expenses and other current liabilities	(1,323)	557
Deferred revenue	(8)	8
Cash paid in excess of rent expense	(91)	—
Other liabilities	(196)	(35)
Net cash provided by operating activities	1,232	1,569

Cash flows from investing activities
Cash consideration for acquisition of Halston Heritage assets	(8,830)	—
Purchase of property and equipment	(282)	(1,043)
Net cash used in investing activities	(9,112)	(1,043)

Cash flows from financing activities
Shares repurchased including vested restricted stock in exchange for
withholding taxes	—	(90)
Payment of deferred finance costs	(286)	—
Proceeds from long-term debt	7,500	—
Payment of long-term debt	(1,742)	(1,725)
Net cash provided by (used in) financing activities	5,472	(1,815)

Net decrease in cash, cash equivalents, and restricted cash	(2,408)	(1,289)

Cash, cash equivalents, and restricted cash at beginning of period	10,319	11,694

Cash, cash equivalents, and restricted cash at end of period	$7,911	$10,405

Reconciliation to amounts on consolidated balance sheets:
Cash and cash equivalents	$6,802	$8,896
Restricted cash	1,109	1,509
Total cash, cash equivalents, and restricted cash	$7,911	$10,405

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018
PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Supplemental disclosure of non-cash activities:
Operating lease right-of-use asset	$8,733	$—
Operating lease obligation	$11,437	$—
Reduction of accrued rent	$2,704	$—
Settlement of seller note through offset to receivable	$600	$—
Settlement of contingent obligation through offset to note receivable	$100	$—
Issuance of common stock in connection with Halston Heritage asset acquisition	$1,059	$—
Contingent obligation related to acquisition of Halston Heritage assets, at fair value	$900	$—

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$10	$8
Cash paid during the period for interest	$458	$276

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018
PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries
Reconciliation of Non-GAAP measures
(Unaudited)

Non-GAAP net income:
	Three Months Ended March 31,
(amounts in thousands)	2019	2018

Net income	$ 127	$ 500
Amortization of trademarks	737	257
Non-cash interest and finance expense	16	10
Stock-based compensation	347	507
Loss on extinguishment of debt	189	—
Deferred income tax provision	75	426
Non-GAAP net income	$ 1,491	$ 1,700

Non-GAAP diluted EPS:
	Three Months Ended March 31,
	2019	2018

Diluted earnings per share	$ 0.01	$ 0.03
Amortization of trademarks	0.04	0.01
Non-cash interest and finance expense	—	—
Stock-based compensation	0.02	0.02
Loss on extinguishment of debt	0.01	—
Deferred income tax provision	—	0.03
Non-GAAP diluted EPS	$ 0.08	$ 0.09

Weighted average shares - Non-GAAP diluted:
	Three Months Ended March 31,
	2019	2018

Basic weighted average shares	18,562,073	18,333,912
Effect of exercising warrants	690	364,130
Effect of exercising stock options	—	18,760
Non-GAAP diluted weighted average shares outstanding	18,562,763	18,716,802

Adjusted EBITDA:
	Three Months Ended March 31,
(amounts in thousands)	2019	2018
Net income	$ 127	$ 500
Depreciation and amortization	948	411
Interest and finance expense	290	286

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018
PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Income tax provision	75	426
State and local franchise taxes	38	33
Stock-based compensation	347	507
Loss on extinguishment of debt	189	—
Adjusted EBITDA	$ 2,014	$ 2,163

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018
PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Non-GAAP net income and non-GAAP diluted EPS are non-GAAP unaudited terms. We define non-GAAP net income, exclusive of amortization of trademarks, stock-based compensation, non-cash interest and finance expense from discounted debt related to acquired assets, loss on extinguishment of debt, and deferred tax provision. Non-GAAP net income and non-GAAP diluted EPS measures do not include the tax effect of the aforementioned adjusting items, due to the nature of these items and the Company’s tax strategy.

Adjusted EBITDA is a non-GAAP unaudited measure, which we define as net income before stock-based compensation, interest and finance expense, loss on extinguishment of debt, income taxes, other state and local franchise taxes, and depreciation and amortization.

Management uses non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to our results of operations. Management believes non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are also useful because they provide supplemental information to assist investors in evaluating our financial results. Non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA should not be considered in isolation or as alternatives to net income, earnings per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Given that non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are financial measures not deemed to be in accordance with GAAP and are susceptible to varying calculations, our non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including companies in our industry, because other companies may calculate non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA in a different manner than we calculate these measures. In evaluating non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA, you should be aware that in the future we may or may not incur expenses similar to some of the adjustments in this document. Our presentation of non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA does not imply that our future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating our performance, you should consider non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA alongside other financial performance measures, including our net income and other GAAP results, and not rely on any single financial measure.

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018
PHONE: 347-727-2474 • INFO@XCELBRANDS.COM